LUXFER REPORTS STRONG FOURTH QUARTER 2024 DRIVEN BY KEY END MARKETS SALES Provides Full Year 2025 Guidance Fourth Quarter 2024 Highlights* • GAAP Net Sales of $103.4 million, up 7.8% from $95.9 million; Adjusted Net Sales increased 9.3% to $96.0 million • Gross Profit increased to $22.9 million, a 37.1% increase from $16.7 million • Adjusted Gross Profit rose 34.7% to $22.5 million, with Adjusted Gross Margins of 23.4% compared to 19.0% • GAAP Net Income of $3.3 million, compared to a $6.5 million loss in the prior year, with GAAP EPS of $0.12 versus a $0.24 loss • Adjusted EPS1 of $0.29, up 61.1% from $0.18 • Adjusted EBITDA1 of $13.8 million, up 45.3% from $9.5 million • Delivered $30.0 million in Free Cash Flow Full Year 2024 Highlights* • GAAP Net Sales of $391.9 million, down 3.2% from $405.0 million; Adjusted Net Sales declined 3.0% to $362.3 million • GAAP Net Income of $18.3 million, up from a $2.6 million loss, with GAAP EPS of $0.68, compared to a $0.10 loss • Adjusted EPS1 of $0.99, up 2.1% from $0.97 • Adjusted EBITDA1 of $49.8 million, up 1.2% from $49.2 million • Delivered $47.7 million in Free Cash Flow resulting in significantly reduced net debt of $41.0 million • Strategic Actions: Sale of the Graphic Arts business is proceeding as planned and currently expected to close in H1 2025 1 Note: Adjusted Results Excludes Graphic Arts business and impact of Legal Cost Recovery / Expense * Comparative information is relative to prior-year fourth quarter and full year Luxfer delivered a strong fourth quarter, reflecting the progress we have made in executing our strategy. Sales of $96.0 million increased 9.3 percent year over year, demonstrating solid demand in key markets. This contributed to adjusted earnings per share of $0.29 and enabled us to exceed our full-year financial targets, with full year EPS of $0.99. Strong financial performance also allowed us to generate significant cash flow and greatly reduce net debt. While challenges persist in auto catalysis and Industrial end markets, growth in Defense, First Response and Healthcare continues to drive positive momentum, and we have capitalized on higher demand for Flares and Flameless Ration Heaters, reinforcing our ability to adapt and deliver value in evolving market conditions. Looking ahead, we expect a relatively stable performance in 2025 as we navigate near-term headwinds in clean energy and macroeconomic uncertainties including tariffs. Our disciplined execution, focus on operational efficiency, and leadership in critical end markets position us well to drive long-term value for our customers and shareholders. Andy Butcher CEO, Luxfer

Key Results* (amounts in millions, except EPS)

Net Sales and Gross Profits		Q4 2024	% Change		FY 2024	% Change
GAAP Net Sales	$	103.4	7.8%	$	391.9	-3.2%
Adjusted Net Sales[1]		96.0	9.3%		362.3	-3.0%
GAAP Gross Profit		22.9	37.1%		85.7	11.9%
Adjusted Gross Profit[1]		22.5	34.7%		82.2	6.3%
Adjusted Gross Margin[1]		23.4%	440bps		22.7%	200bps

Net Income, Adjusted EBITDA and EPS		Q4 2024	% Change		FY 2024	% Change
GAAP Net Income / (Loss)	$	3.3	n.a.	$	18.3	n.a.
Adjusted EBITDA[1]		14.3	76.5%		57.5	32.8%
Adjusted EBITDA[1] ex. Legal Cost Recovery / Expense		13.8	45.3%		49.8	1.2%
GAAP Diluted EPS	$	0.12	n.a.	$	0.68	n.a.
Adjusted Diluted EPS[1]		0.31	138.5%		1.21	51.3%
Adjusted Diluted EPS[1] ex. Legal Cost Recovery / Expense		0.29	61.1%		0.99	2.1%

** Comparative information is relative to prior-year fourth quarter and full year; results exclude discontinued operations.*

[1] Note: Adjusted Results Excludes Graphic Arts business

Fourth Quarter Financials

GAAP net sales of $103.4 million increased by $7.5 million from $95.9 million in the fourth quarter of 2023. This growth was driven by an $8.6 million improvement in volume/mix, partially offset by a $0.7 million negative impact from lower pricing and a $0.4 million negative impact from foreign exchange rates.

Additionally, certain defense customers requested expedited order fulfillment in the fourth quarter of approximately $3.4 million, pulling shipments forward from the first quarter of 2025. This contributed to a robust Q4 performance, resulting in higher sales volumes and bolstered margins.

GAAP net income from continuing operations was $3.3 million, or $0.12 per diluted share, compared to a net loss of $6.5 million, or loss of $0.24 per diluted share, in the fourth quarter of 2023.

Adjusted net income (excluding Graphic Arts) was $8.4 million, or $0.31 per diluted share, compared to $3.6 million, or $0.13 per diluted share, in the fourth quarter of 2023. Excluding net legal expense recovery in the quarter, adjusted net income (excluding Graphic Arts) was $8.0 million, or $0.29 per diluted share, compared to $4.8 million, or $0.18 per diluted share, in the prior year period.

Adjusted EBITDA (excluding Graphic Arts) increased to $14.3 million, 76.5% improvement compared to $8.1 million in the prior year. This growth was primarily driven by a $2.9 million positive impact from improved volume/mix, a $3.0 million benefit from net cost deflation (mainly magnesium), and a $1.9 million net benefit from legal expense / cost recovery. These gains were partially offset by a $0.7 million impact from lower prices, $0.6 million in adverse cost movements and a $0.3 million negative impact from foreign exchange during the quarter.

Segment Results* (amounts in millions)


AZ80A
U TYPE 1
CLASS A

Elektron	Q4 2024	% Change	FY 2024	% Change
Net Sales	$ 47.5	31.6%	$ 176.0	-5.9%
Gross Profit	15.1	106.8%	52.0	4.4%
Gross Margin	31.8%	1,160bps	29.5%	290bps
Adjusted EBITDA	$ 9.9	518.8%	$ 39.5	48.5%
Adjusted EBITDA Margin	20.8%	1,640bps	22.4%	820bps
Adjusted EBITDA *(ex. Legal)*	9.4	213.3%	31.8	-2.2%
Adjusted EBITDA Margin *(ex. Legal)*	19.8%	1,150bps	18.1%	70bps



Gas Cylinders	Q4 2024	% Change	FY 2024	% Change
Net Sales	$ 48.5	-6.2%	$ 186.3	-0.1%
Gross Profit	7.4	-21.3%	30.2	9.8%
Gross Margin	15.3%	-290bps	16.2%	140bps
Adjusted EBITDA	$ 4.4	-32.3%	$ 18.0	7.8%
Adjusted EBITDA Margin	9.1%	-350bps	9.7%	70bps

** Comparative information is relative to prior-year fourth quarter and full year; results exclude discontinued operations and Graphic Arts business*

Capital Resources and Liquidity

Net cash provided by continuing operations for the fourth quarter of 2024 was $25.7 million, an improvement of $9.7 million compared to the fourth quarter of 2023. Free cash flow from continuing operations was $30.0 million, an increase of $15.9 million over the same period last year. Full year free cash flow from continuing operations was $47.7 million, an increase of $30.9 million over the prior year and included approximately $13 million of non-recurring inflows from legal cost recovery and the sale of land. As of December 31, 2024, net debt totaled $41.0 million, resulting in a net debt-to-adjusted EBITDA ratio of 0.8x. Excluding Graphic Arts, the net debt-to-adjusted EBITDA ratio was 0.7x.

During the fourth quarter of 2024, approximately $0.7 million of common stock, equating to 50,000 shares, was repurchased. In the full year 2024 a total of approximately $2.3 million in common stock, or 200,000 shares, has been repurchased. Additionally, $3.5 million was returned to shareholders through dividends during the quarter, bringing the full year 2024 total to $14.0 million.

2025 Guidance Update (excluding Graphic Arts) The 2025 guidance reflects a relatively stable business performance as the Company capitalizes on strong positioning in core Defense and First Response markets while navigating continued softness in the clean energy sector. Although near-term growth remains pressured, Luxfer remains focused on new product innovation, executing operational efficiencies, and driving long-term value through disciplined capital management. Further details and assumptions regarding the 2025 guidance will be discussed on the 2024 fourth quarter and full-year earnings teleconference at 8:30 a.m. ET on Wednesday February 26, 2025. 2025 Upcoming Events • 37th Annual Roth Conference, Dana Point, CA – March 18, 2025 Fourth Quarter 2024 Earnings Conference Call Information Luxfer will conduct an investor teleconference at 8:30 a.m. ET on Wednesday February 26, 2025. Investors can access this conference via any of the following: • Webcast: Accessible by clicking on this link Luxfer Q4 2024 Earnings • Live Telephone: Call 800-274-8461 within the U.S. or +1 203-518-9814 outside the U.S. Please join the call at least 15 minutes before the start time (Conference ID:LXFRQ424). • Webcast Replay: Available on Luxfer’s website beginning at approximately 4:30 p.m. Eastern Time on February 26, 2025. • Telephone Replay: Call 800-925-9348 within the U.S. or +1 402-220-5381 outside the U.S. (for both U.S. and outside the U.S. access code is 6639). • Presentation Material: Earnings presentation material and podcasts can be accessed through the Investors portion of the Company’s website at luxfer.com under Quarterly Reports and Presentations. Full Year Guidance 2025 Sales Revenue Flat Adjusted Diluted EPS $0.95 - $1.05 Adjusted EBITDA $48M - $52M Free Cash Flow $20M - $25M

About Luxfer Luxfer is a global industrial company innovating niche applications in materials engineering. Using its broad array of proprietary technologies, Luxfer focuses on value creation, customer satisfaction, and demanding applications where technical know-how and manufacturing expertise combine to deliver a superior product. Luxfer’s high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, clean energy, healthcare, transportation, and general industrial applications. For more information, please visit www.luxfer.com. Luxfer is listed on the New York Stock Exchange and its ordinary shares trade under the symbol LXFR. Non-GAAP Financial Measures Luxfer Holdings PLC prepares its financial statements using U.S. Generally Accepted Accounting Principles (GAAP). When a company discloses material information containing non-GAAP financial measures, SEC regulations require that the disclosure include a presentation of the most directly comparable GAAP measure and a reconciliation of the GAAP and non-GAAP financial measures. Management’s inclusion of non-GAAP financial measures in this release is intended to supplement, not replace, the presentation of the Company’s financial results in accordance with GAAP. Luxfer management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and understand the Company’s performance. In addition, management may utilize non-GAAP financial measures as a guide in the Company’s forecasting, budgeting, and long-term planning process. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP. With respect to the Company’s 2025 adjusted earnings per share guidance, the Company is not able to provide a reconciliation of the non-GAAP financial measure to GAAP because it does not provide specific guidance for the various extraordinary, nonrecurring, or unusual charges and other certain items. These items have not yet occurred, are out of the Company’s control, and/or cannot be reasonably predicted. As a result, reconciliation of the non-GAAP guidance measure to GAAP is not available without unreasonable effort, and the Company is unable to address the probable significance of the unavailable information. Forward-Looking Statements This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Examples of such forward-looking statements include but are not limited to: (i) statements regarding the Company’s results of operations and financial condition; (ii) statements of plans, objectives or goals of the Company or its management, including those related to financing, products, or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “forecasts,” and “plans,” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. By their very nature, forward- looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections, and other forward-looking statements will not be achieved. The Company cautions that several important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates, and intentions expressed in such forward-looking statements. These factors include but are not limited to: (i) lower than expected future sales; (ii) increasing competitive industry pressures; (iii) general economic conditions or conditions affecting demand for the products and services it offers, both domestically and internationally; (iv) worldwide economic and business conditions and conditions in the industries in which the Company operates; (v) geopolitical issues / tariffs (vi) fluctuations in the cost of raw materials, utilities, and other inputs; (vii) currency fluctuations and hedging risks; (viii) the Company’s ability to protect its intellectual property; and (ix) the significant amount of indebtedness the Company has incurred and may incur and the obligations to service such of indebtedness the Company has incurred and may incur and the obligations to service such indebtedness and to

Forward-Looking Statements (con’t) comply with the covenants contained therein. The Company cautions that the foregoing list of important factors are not exhaustive. These factors are more fully discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the U.S. Securities and Exchange Commission on February 25, 2025. When relying on forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and events. Forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise any such statement, whether because of new information, future events, or otherwise. Contact Info: Kevin Cornelius Grant Vice President of Investor Relations and Business Development Kevin.Grant@luxfer.com

LUXFER HOLDINGS PLC

CONSOLIDATED STATEMENTS OF INCOME / (LOSS) (UNAUDITED)

	Fourth Quarter		Years ended	
In millions, except share and per-share data	**2024**	**2023**	**2024**	**2023**
Net sales	**$ 103.4**	$ 95.9	**$ 391.9**	$ 405.0
Cost of sales	**(80.5)**	(79.2)	**(306.2)**	(328.4)
Gross profit	**22.9**	16.7	**85.7**	76.6
Selling, general and administrative expenses	**(13.2)**	(12.1)	**(48.1)**	(48.7)
Research and development	**(1.1)**	(1.2)	**(4.4)**	(4.6)
Restructuring charges	**(2.4)**	(2.0)	**(4.7)**	(6.4)
Impairment charges	**—**	(12.7)	**—**	(12.7)
Acquisitions and disposals costs	**(2.7)**	—	**(12.2)**	—
Other income	**0.5**	—	**7.7**	—
Gain on disposal of assets held-for-sale	**—**	—	**6.1**	—
Operating income / (loss)	**4.0**	(11.3)	**30.1**	4.2
Net interest expense	**(1.1)**	(1.6)	**(5.2)**	(6.3)
Defined benefit pension credit / (charge)	**0.8**	0.4	**1.6**	(7.6)
Income / (loss) before income taxes	**3.7**	(12.5)	**26.5**	(9.7)
(Provision) / credit for income taxes	**(0.4)**	6.0	**(8.2)**	7.1
Net income / (loss) from continuing operations	**3.3**	(6.5)	**18.3**	(2.6)
Income from discontinued operations, net of tax	**0.2**	0.7	**0.1**	0.7
Net income / (loss)	**$ 3.5**	$ (5.8)	**$ 18.4**	$ (1.9)
Earnings / (loss) per share[(1)]				
Basic from continuing operations	**0.12**	(0.24)	**0.68**	(0.10)
Basic from discontinued operations	**0.01**	0.03	**—**	0.03
Basic	**$ 0.13**	$ (0.22)	**$ 0.69**	$ (0.07)
Diluted from continuing operations	**0.12**	(0.24)	**0.68**	(0.10)
Diluted from discontinued operations	**0.01**	0.03	**—**	0.03
Diluted	**$ 0.13**	$ (0.22)	**$ 0.68**	$ (0.07)
Weighted average ordinary shares outstanding				
Basic	**26,759,539**	26,848,665	**26,804,873**	26,897,556
Diluted	**27,131,543**	26,888,034	**27,083,901**	27,020,959

[(1)] The calculation of earnings / (loss) per share is performed separately for continuing and discontinued operations. As a result, the sum of the two in any particular period may not equal the earnings-per-share amount in total.

LUXFER HOLDINGS PLC CONSOLIDATED BALANCE SHEETS (UNAUDITED) December 31, In millions, except share and per-share data 2024 2023 Current assets Cash and cash equivalents $ 4.1 $ 2.3 Restricted cash 2.2 0.3 Accounts and other receivables, net of allowances of $0.3 and $0.7, respectively 58.8 54.2 Prepayments and accrued income 4.6 5.7 Inventories 83.6 95.9 Current assets held-for-sale 22.5 8.9 Other current assets — 1.5 Total current assets 175.8 168.8 Non-current assets Property, plant and equipment, net 62.8 63.8 Right-of-use assets from operating leases 11.5 15.4 Goodwill 67.0 67.5 Intangibles, net 11.5 12.0 Deferred tax assets 4.1 3.9 Pensions and other retirement benefits 49.3 40.3 Investments and loans to joint ventures and other affiliates 0.4 0.4 Total assets $ 382.4 $ 372.1 Current liabilities Current maturities of long-term debt and short-term borrowings $ 3.1 $ 4.6 Accounts payable 29.6 26.5 Accrued liabilities 24.0 20.9 Taxes on income 5.6 — Current liabilities held-for-sale 12.8 3.9 Other current liabilities 18.6 8.9 Total current liabilities 93.7 64.8 Non-current liabilities Long-term debt 42.0 67.6 Pensions and other retirement benefits 0.1 0.1 Deferred tax liabilities 14.0 10.2 Other non-current liabilities 13.1 16.8 Total liabilities $ 162.9 $ 159.5 Commitments and contingencies Shareholders' equity Ordinary shares of £0.50 par value; authorized 40,000,000 shares for 2024 and 2023; issued 28,944,000 for 2024 and 2023; outstanding 26,742,074 and 26 834 628 for 2024 and 2023 respectively $ 26.5 $ 26.5 Additional paid-in capital 226.1 223.5 Treasury shares (24.9) (22.9) Company shares held by ESOP (0.8) (0.9) Retained earnings 108.7 104.3 Accumulated other comprehensive loss (116.1) (117.9) Total shareholders' equity $ 219.5 $ 212.6 Total liabilities and shareholders' equity $ 382.4 $ 372.1

LUXFER HOLDINGS PLC CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) Years Ended December 31, In millions 2024 2023 Operating activities Net income / (loss) $ 18.4 $ (1.9) Net loss / (income) from discontinued operations (0.1) (0.7) Net income / (loss) from continuing operations 18.3 (2.6) Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities Depreciation 9.3 11.9 Depreciation of right of use assets 3.3 3.3 Amortization of purchased intangible assets 0.8 0.8 Amortization of debt issuance costs 0.3 0.4 Share-based compensation charge 3.5 2.8 Deferred income taxes 1.1 (0.6) Loss on disposal of property, plant and equipment 0.1 — Loss on disposal of business — — Asset impairment charges and non-cash restructuring charges 2.8 15.9 Gain on disposal of held for sale assets (6.1) — Loss on held for sale asset group 9.8 — Defined benefit pension (credit) / charge (1.0) 7.9 Defined benefit pension contributions — (2.3) Changes in assets and liabilities Accounts and notes receivable (4.3) 17.5 Inventories (4.1) 16.6 Current assets held-for-sale (4.7) 1.0 Other current assets 1.5 (1.5) Prepayments and accrued income 1.1 (0.9) Accounts payable 4.8 (19.0) Accrued liabilities 4.6 (9.2) Current liabilities held-for-sale 5.7 0.5 Other current liabilities 6.8 (4.3) Other non-current assets and liabilities (2.5) (12.0) Net cash provided by operating activities - continuing 51.1 26.2 Net cash provided by operating activities - discontinued — 0.1 Net cash provided by operating activities 51.1 26.3 Investing activities Capital expenditures (10.3) (9.4) Purchase of intangible assets (0.4) — Proceeds from disposal of assets held for sale 7.3 — Net cash used for investing activities - continuing (3.4) (9.4) Net cash used for investing activities - discontinued — (0.1) Net cash used for investing activities (3.4) (9.5) Financing activities Repayment of loan notes — (25.0) (Repayment) / drawdown of bank overdraft (1.5) 4.6 Net (repayment) / drawdown of long-term borrowings (25.7) 10.2 Debt issuance costs — (0.2) Dividends paid (14.0) (14.0) Share-based compensation cash paid (0.5) (0.4) Repurchase of ordinary shares (2.3) (2.7) Net cash used for financing activities (44.0) (27.5) Effect of exchange rate changes on cash and cash equivalents — 0.4 Net increase / (decrease) 3.7 (10.3) Cash, cash equivalents and restricted cash; beginning of year 2.6 12.9 Cash, cash equivalents and restricted cash; end of year $ 6.3 $ 2.6 Supplemental cash flow information: Interest payments $ 5.8 $ 6.1 Income tax (receipts) / payments (1.2) 3.3

LUXFER HOLDINGS PLC

SUPPLEMENTAL INFORMATION
SEGMENT INFORMATION (UNAUDITED)

	Net sales				Adjusted EBITDA			
	Fourth Quarter		Year-to-date		Fourth Quarter		Year-to-date	
In millions	**2024**	**2023**	**2024**	**2023**	**2024**	**2023**	**2024**	**2023**
Gas Cylinders segment	**$ 48.5**	$ 51.7	**$ 186.3**	$ 186.4	**$ 4.4**	$ 6.5	**$ 18.0**	$ 16.7
Elektron segment	**47.5**	36.1	**176.0**	187.1	**9.9**	1.6	**39.5**	26.6
Excluding Graphic Arts segment	**96.0**	87.8	**362.3**	373.5	**14.3**	8.1	**57.5**	43.3
Graphic Arts segment	**7.4**	8.1	**29.6**	31.5	**(1.2)**	(1.0)	**(2.9)**	(4.5)
Consolidated	**$ 103.4**	$ 95.9	**$ 391.9**	$ 405.0	**$ 13.1**	$ 7.1	**$ 54.6**	$ 38.8

	Depreciation and amortization				Restructuring charges			
	Fourth Quarter		Year-to-date		Fourth Quarter		Year-to-date	
In millions	**2024**	**2023**	**2024**	**2023**	**2024**	**2023**	**2024**	**2023**
Gas Cylinders segment	**$ 0.8**	$ 0.9	**$ 3.4**	$ 4.1	**$ 2.4**	$ 1.8	**$ 4.5**	$ 5.9
Elektron segment	**1.8**	1.5	**6.7**	6.6	**—**	0.2	**0.2**	0.5
Excluding Graphic Arts segment	**2.6**	2.4	**10.1**	10.7	**2.4**	2.0	**4.7**	6.4
Graphic Arts segment	**—**	0.5	**—**	2.0	**—**	—	**—**	—
Consolidated	**$ 2.6**	$ 2.9	**$ 10.1**	$ 12.7	**$ 2.4**	$ 2.0	**$ 4.7**	$ 6.4

	Gross Profit			
	Fourth Quarter		Year-to-date	
In millions	**2024**	**2023**	**2024**	**2023**
Gas Cylinders segment	**$ 7.4**	$ 9.4	**$ 30.2**	$ 27.5
Elektron segment	**15.1**	7.3	**52.0**	49.8
Excluding Graphic Arts segment	**22.5**	16.7	**82.2**	77.3
Graphic Arts segment	**0.4**	—	**3.5**	(0.7)
Consolidated	**$ 22.9**	$ 16.7	**$ 85.7**	$ 76.6

LUXFER HOLDINGS PLC

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE (UNAUDITED)

	Fourth Quarter					
In millions except per share data	2024			2023		
	Continuing operations	Graphic Arts	Adjusted Total	Continuing operations	Graphic Arts	Adjusted Total
Net income / (loss)	**$ 3.3**	**$ (3.3)**	**$ 6.6**	$ (6.5)	(10.8)	$ 4.3
Accounting charges relating to acquisitions and disposals of businesses:						
Amortization on acquired intangibles	**0.2**	**—**	**0.2**	0.2	—	0.2
Acquisition and disposal related charge	**2.7**	**2.8**	**(0.1)**	—	—	—
Defined benefit pension (credit)	**(0.8)**	**—**	**(0.8)**	(0.4)	—	(0.4)
Restructuring charge	**2.4**	**—**	**2.4**	2.0	—	2.0
Impairment charge	**—**	**—**	**—**	12.7	12.7	—
Share-based compensation charge	**1.4**	**0.2**	**1.2**	0.8	—	0.8
Income tax on adjusted items	**(1.6)**	**(0.5)**	**(1.1)**	(6.3)	(3.0)	(3.3)
Adjusted net income / (loss)	**7.6**	**(0.8)**	**8.4**	2.5	(1.1)	3.6
Less:						
Legal cost (recovery) / expense	**(0.5)**	**—**	**(0.5)**	1.4	—	1.4
Tax on legal cost recovery / (expense)	**0.1**	**—**	**0.1**	(0.2)	—	(0.2)
Adjusted net income / (loss) excluding legal	**$ 7.2**	**$ (0.8)**	**$ 8.0**	$ 3.7	$ (1.1)	$ 4.8
Adjusted earnings/ (loss) per ordinary share (1)						
Diluted earnings / (loss) per ordinary share	**$ 0.12**	**$ (0.12)**	**$ 0.24**	$ (0.24)	$ (0.40)	$ 0.16
Impact of adjusted items	**0.16**	**0.09**	**0.07**	0.33	0.36	(0.03)
Adjusted diluted earnings / (loss) per ordinary share	**$ 0.28**	**$ (0.03)**	**$ 0.31**	$ 0.09	$ (0.04)	$ 0.13
Impact of legal cost (recovery) / expense	**(0.01)**	**—**	**(0.02)**	0.05	—	0.05
Adjusted diluted earnings / (loss) per ordinary share excluding legal cost recovery / expense	**$ 0.27**	**$ (0.03)**	**$ 0.29**	$ 0.14	$ (0.04)	$ 0.18

In millions except per share data	Year-to-date 2024 Continuing operations	Graphic Arts	Adjusted Total	2023 Continuing operations	Graphic Arts	Adjusted Total
Net income / (loss)	**$ 18.3**	**$ (13.9)**	**$ 32.2**	$ (2.6)	(14.9)	$ 12.3
Accounting charges relating to acquisitions and disposals of businesses:						
Amortization on acquired intangibles	**0.8**	**—**	**0.8**	0.8	—	0.8
Acquisition and disposal related charge	**12.2**	**12.2**	**—**	—	—	—
Defined benefit pension (credit) / charge	**(1.6)**	**—**	**(1.6)**	7.6	—	7.6
Restructuring charge	**4.7**	**—**	**4.7**	6.4	—	6.4
Gain on disposal of assets held-for-sale	**(6.1)**	**—**	**(6.1)**	—	—	—
Impairment charge	**—**	**—**	**—**	12.7	12.7	—
Share-based compensation charge	**3.5**	**0.5**	**3.0**	2.8	—	2.8
Tax impact of defined benefit settlement	**—**	**—**	**—**	(4.9)	—	(4.9)
Income tax on adjusted items	**(0.9)**	**(0.6)**	**(0.3)**	(6.4)	(3.0)	(3.4)
Adjusted net income / (loss)	**30.9**	**(1.8)**	**32.7**	16.4	(5.2)	21.6
Less:						
Legal cost (recovery) / expense	**(7.7)**	**—**	**(7.7)**	5.9	—	5.9
Tax on legal cost recovery / (expense)	**1.8**	**—**	**1.8**	(1.2)	—	(1.2)
Adjusted net income / (loss) excluding legal	**$ 25.0**	**$ (1.8)**	**$ 26.8**	$ 21.1	$ (5.2)	$ 26.3
Adjusted earnings / (loss) per ordinary share (1)						
Diluted earnings / (loss) per ordinary share	**$ 0.68**	**$ (0.51)**	**$ 1.19**	$ (0.10)	$ (0.55)	$ 0.45
Impact of adjusted items	**0.46**	**0.44**	**0.02**	0.71	0.36	0.35
Adjusted diluted earnings / (loss) per ordinary share	**$ 1.14**	**$ (0.07)**	**$ 1.21**	$ 0.61	$ (0.19)	$ 0.80
Impact of legal cost (recovery) / expense	**(0.22)**	**—**	**(0.22)**	0.17	—	0.17
Adjusted diluted earnings / (loss) per ordinary share excluding legal cost recovery / expense	**$ 0.92**	**$ (0.07)**	**$ 0.99**	$ 0.78	$ (0.19)	$ 0.97

(1) For the purpose of calculating diluted earnings per share, the weighted average number of ordinary shares outstanding during the financial year has been adjusted for the dilutive effects of all potential ordinary shares and share options granted to employees.

LUXFER HOLDINGS PLC

ADJUSTED EBITDA (UNAUDITED)

	Fourth Quarter					
In millions except per share data	2024			2023		
	Continuing operations	Graphic Arts	Adjusted Total	Continuing operations	Graphic Arts	Adjusted Total
Adjusted net income from continuing operations	$ 7.6	$ (0.8)	$ 8.4	$ 2.5	$ (1.1)	$ 3.6
Add back:						
Income tax on adjusted items	1.6	0.5	1.1	6.3	3.0	3.3
Income tax expense	0.4	(0.8)	1.2	(6.0)	(3.3)	(2.7)
Net finance costs	1.1	(0.1)	1.2	1.6	(0.1)	1.7
Adjusted EBITA	10.7	(1.2)	11.9	4.4	(1.5)	5.9
Depreciation	2.4	—	2.4	2.7	0.5	2.2
Adjusted EBITDA	13.1	(1.2)	14.3	7.1	(1.0)	8.1
Less:						
Legal cost (recovery) / expense	(0.5)	—	(0.5)	1.4	—	1.4
Adjusted EBITDA excluding legal	$ 12.6	$ (1.2)	$ 13.8	$ 8.5	$ (1.0)	$ 9.5

	Year-to-date					
In millions except per share data	2024			2023		
	Continuing operations	Graphic Arts	Adjusted Total	Continuing operations	Graphic Arts	Adjusted Total
Adjusted net income from continuing operations	$ 30.9	$ (1.8)	$ 32.7	$ 16.4	$ (5.2)	$ 21.6
Add back:						
Income tax on adjusted items	0.9	0.6	0.3	6.4	3.0	3.4
Income tax expense	8.2	(1.3)	9.5	(7.1)	(4.1)	(3.0)
Tax impact of defined benefit pension	—	—	—	4.9	—	4.9
Net finance costs	5.2	(0.4)	5.6	6.3	(0.2)	6.5
Adjusted EBITA	45.2	(2.9)	48.1	26.9	(6.5)	33.4
Loss on disposal of property, plant and equipment	0.1	—	0.1	—	—	—
Depreciation	9.3	—	9.3	11.9	2.0	9.9
Adjusted EBITDA	54.6	(2.9)	57.5	38.8	(4.5)	43.3
Less:						
Legal cost (recovery) / expense	(7.7)	—	(7.7)	5.9	—	5.9
Adjusted EBITDA excluding legal	$ 46.9	$ (2.9)	$ 49.8	$ 44.7	$ (4.5)	$ 49.2

LUXFER HOLDINGS PLC

ADJUSTED EFFECTIVE TAX RATE FROM CONTINUING OPERATIONS (UNAUDITED)

	Fourth Quarter					
In millions except per share data	2024			2023		
	Continuing operations	**Graphic Arts**	**Adjusted Total**	**Continuing operations**	**Graphic Arts**	**Adjusted Total**
Adjusted net income / (loss) from continuing operations	**$ 7.6**	**$ (0.8)**	**$ 8.4**	$ 2.5	$ (1.1)	$ 3.6
Add back:						
Income tax on adjusted items	**1.6**	**0.5**	**1.1**	6.3	3.0	3.3
Provision / (credit) for income taxes	**0.4**	**(0.8)**	**1.2**	(6.0)	(3.3)	(2.7)
Adjusted income / (loss) from continuing operations before income taxes	**9.6**	**(1.1)**	**10.7**	2.8	(1.4)	4.2
Adjusted provision (credit) for income taxes	**2.0**	**(0.3)**	**2.3**	0.3	(0.3)	0.6
Adjusted effective tax rate from continuing operations	**20.8 %**	**27.3 %**	**21.5 %**	10.7 %	21.4 %	14.3 %

	Year-to-date					
In millions except per share data	2024			2023		
	Continuing operations	**Graphic Arts**	**Adjusted Total**	**Continuing operations**	**Graphic Arts**	**Adjusted Total**
Adjusted net income / (loss) from continuing operations	**$ 30.9**	**$ (1.8)**	**$ 32.7**	$ 16.4	$ (5.2)	$ 21.6
Add back:						
Income tax on adjusted items	**0.9**	**0.6**	**0.3**	6.4	3.0	3.4
Tax impact of defined benefit pension settlement	**—**	**—**	**—**	4.9	—	4.9
Provision / (credit) for income taxes	**8.2**	**(1.3)**	**9.5**	(7.1)	(4.1)	(3.0)
Adjusted income / (loss) from continuing operations before income taxes	**40.0**	**(2.5)**	**42.5**	20.6	(6.3)	26.9
Adjusted provision (credit) for income taxes	**9.1**	**(0.7)**	**9.8**	4.2	(1.1)	5.3
Adjusted effective tax rate from continuing operations	**22.8 %**	**28.0 %**	**23.1 %**	20.4 %	17.5 %	19.7 %

NET DEBT RATIO

(UNAUDITED)

	Fourth Quarter	Fourth Quarter
In millions	**2024**	**2023**
Cash and cash equivalents	**$ 4.1**	**$ 2.3**
Total debt	**(45.1)**	**(72.2)**
Net debt	**(41.0)**	**(69.9)**
Adjusted EBITDA	**54.6**	**38.8**
Net debt to EBITDA ratio	**0.8**	**1.8**
Adjusted EBITDA excluding Graphic Arts segment	**57.5**	**43.4**
Net debt to EBITDA ratio excluding Graphic Arts segment	**0.7**	**1.6**

LUXFER HOLDINGS PLC FREE CASH FLOW (UNAUDITED) Fourth Quarter Year-to-date In millions 2024 2023 2024 2023 Net cash provided by continuing operating activities $ 25.7 $ 16.0 $ 51.1 $ 26.2 Net cash provided by Graphic Arts operating activities 0.1 0.4 0.3 1.0 Net cash provided by continuing operating activities excluding Graphic Arts 25.6 15.6 50.8 25.2 Capital expenditures including purchase of intangible assets (3.0) (1.9) (10.7) (9.4) Graphic Arts capital expenditures (0.1) (0.4) (0.3) (1.0) Capital expenditures excluding Graphic Arts (2.9) (1.5) (10.4) (8.4) Proceeds from assets held for sale 7.3 — 7.3 — Free cash flow $ 30.0 $ 14.1 $ 47.7 $ 16.8 Free cash flow excluding Graphic Arts $ 30.0 $ 14.1 $ 47.7 $ 16.8